UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 18, 2005

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive
Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 18, 2005, Dole Food Company, Inc. (“Dole, “we” and correlatives) and certain of its affiliates entered into an amendment and restatement of the Credit Agreement, dated as of March 28, 2003, among DHM Holding Company, Inc., a Delaware corporation, Dole Holding Company, LLC, a Delaware limited liability company, Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the Lenders from time to time party hereto, Deutsche Bank AG New York Branch, as Administrative Agent, Banc Of America Securities LLC and The Bank Of Nova Scotia, as Co-Syndication Agents, Fortis Capital Corporation, Harris Trust and Savings Bank and Rabobank International, as Co-Documentation Agents and Deutsche Bank Securities Inc., Banc of America Securities LLC and The Bank Of Nova Scotia, as Joint Lead Arrangers and Book Runners (the “Amended and Restated Credit Agreement”). There is no material relationship between Dole Food Company, Inc. or its affiliates and any of the other parties, other than in respect of the financing arrangements of Dole Food Company, Inc. or its affiliates.

Dole and its subsidiary, Solvest, Ltd., obtained financing under the amended and restated Credit Agreement, which is a senior secured credit facility agreement (consisting of term loans and $300 million of revolving credit facilities). Term loan borrowings under this facility consisted of approximately ¥37.9 billion relating to Term Loan A and $400 million relating to Term Loan B.

Term Loan A is repayable in quarterly tranches aggregating 10% through 2006 and in quarterly tranches aggregating 30% for 2007 — 2009, with the remaining balance due in 2010. Term Loan B is repayable in quarterly tranches aggregating 0.75% through 2005 and in quarterly tranches aggregating 6% for 2006 — 2011, with the remaining balance due in 2012. We may accelerate repayments under both Term Loan A and Term Loan B at our option without penalty.

Provisions under the senior secured credit facilities require us to comply with certain covenants. These covenants include financial performance measures, such as a minimum required interest coverage ratio and maximum permitted leverage ratio, as well as limitations on, among other things, indebtedness, capital expenditures, investments, loans to subsidiaries, employees and third parties, the issuance of guarantees and the payment of dividends.

The revolving credit facility and term loan facility are collateralized by substantially all of our tangible and intangible assets, other than certain intercompany debt, certain equity interests and each of our U.S. manufacturing plants and processing facilities that has a net book value exceeding 1% of our net tangible assets.

A commitment fee, which fluctuates between 0.25% and 0.375%, is required based on the total unused portion of the revolver.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

10.1 Credit Agreement, dated as of March 28, 2003 and amended and restated as of April 18, 2005, among DHM Holding Company, Inc., a Delaware corporation, Dole Holding Company, LLC, a Delaware limited liability company, Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the Lenders from time to time party hereto, Deutsche Bank AG New York Branch, as Administrative Agent, Banc Of America Securities LLC and The Bank Of Nova Scotia, as Co-Syndication Agents, Fortis Capital Corporation, Harris Trust and Savings Bank and Rabobank International, as Co-Documentation Agents and Deutsche Bank Securities Inc., Banc of America Securities LLC and The Bank Of Nova Scotia, as Joint Lead Arrangers and Book Runners.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 21, 2005	Dole Food Company, Inc.
Registrant

By: /s/ JOSEPH S. TESORIERO

Joseph S. Tesoriero
Vice President and Chief Financial Officer

By: /s/ YOON J. HUGH

Yoon J. Hugh
Vice President, Corporate Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit
Number	Description
10.1*	Credit Agreement, dated as of March 28, 2003 and amended and restated as of April 18, 2005, among DHM Holding Company, Inc., a Delaware corporation, Dole Holding Company, LLC, a Delaware limited liability company, Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the Lenders from time to time party hereto, Deutsche Bank AG New York Branch, as Administrative Agent, Banc Of America Securities LLC and The Bank Of Nova Scotia, as Co-Syndication Agents, Fortis Capital Corporation, Harris Trust and Savings Bank and Rabobank International, as Co-Documentation Agents and Deutsche Bank Securities Inc., Banc of America Securities LLC and The Bank Of Nova Scotia, as Joint Lead Arrangers and Book Runners.

*	Filed herewith

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